UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 16, 2016, Guaranty Bancorp (the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Home State Bancorp (“Home State”), parent company of Home State Bank, a Colorado state chartered bank headquartered in Loveland, Colorado (“Home State Bank”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Home State will be merged with into the Company (the “Merger”), with the Company continuing as the surviving corporation. The Merger Agreement also provides that following the Merger Home State Bank will be merged with and into Guaranty Bank and Trust Company, a Colorado state chartered bank (“Guaranty Bank”) and wholly owned subsidiary of the Company, with Guaranty Bank surviving the bank merger.

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of the Company and Home State, at the effective time of the Merger (the “Effective Time”), each share of Home State common stock issued and outstanding immediately prior to the Effective Time, excluding shares held by the Home State Bank 401(k) Employee Stock Ownership Plan (the “KSOP Shares”) and any Dissenting Shares (as defined in the Merger Agreement), shall have the right to receive (i) a number of shares of the Company common stock obtained by dividing 6,533,914 (such shares of stock, the “Company Stock”), as may be adjusted pursuant to the terms of the Merger Agreement, by the number of Home State shares of common stock issued and outstanding immediately prior to the Effective Time, but excluding KSOP Shares (“Company Closing Shares”), plus (ii) an amount of cash equal to $35,000,000, as may be adjusted pursuant to the terms of the Merger Agreement and as further described below (the “Cash Consideration”), less the portion of the Cash Consideration paid with respect to the KSOP Shares, divided by the number of Company Closing Shares. In exchange for the KSOP Shares, beneficiaries will receive cash in an amount equal to their pro-rata share of (a) the value of the Company Stock calculated by multiplying the number of shares of Company Stock by the average of the volume weighted closing price of the Company’s common stock on the NASDAQ for the ten trading days immediately preceding the tenth day prior to the closing date of the Merger (the “Closing Date” and the “Guaranty Average Closing Price”, respectively) and (b) the Cash Consideration. The Cash Consideration is subject to reduction on a dollar for dollar basis if Home State’s Tangible Book Value (as defined in the Merger Agreement) is less than $79,000,000. The Merger is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code of 1986, as amended, with respect to the Company Stock to be issued to Home State common shareholders. Based on the Company’s March 15, 2016 closing price of $15.11 per share as reported on the NASDAQ, the transaction value is estimated at $133.7 million.

The Merger Agreement contains usual and customary representations and warranties from the Company and Home State.

Home State has agreed to customary covenants, including among other things, (1) Home State’s obligation to hold a meeting of its shareholders to vote upon the approval of the Merger, (2) the conduct of Home State’s and Home State Bank’s businesses during the interim period between the execution of the Merger Agreement and the Closing Date, and (3) not to entertain, solicit, encourage, induce or facilitate proposals relating to alternative business combination transactions, or enter into any discussions or any agreement concerning any proposals for alternative business combination transactions (the “Standstill Provision”). The Company has agreed, among other things, to (i) hold a meeting of its stockholders to vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated therein, including the issuance of the Company Stock, (ii) file a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, relating to the Company Stock (the “Registration Statement”), (iii) obtain approval for listing on NASDAQ of the Company Stock, and (iv) use its Best Efforts (as defined in the Merger Agreement) to put in place financing arrangements sufficient to enable it to complete the Merger.

Completion of the Merger is subject to certain customary conditions, including among other things, (1) approval of the Merger, the Merger Agreement and the transactions contemplated thereby by Home State’s shareholders and the Company’s stockholders, (2) receipt of required regulatory approvals and expiration of applicable waiting periods, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) the Registration Statement registering the Company Stock having become effective and (5) the Company Stock having been authorized for listing on NASDAQ.

Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including the accuracy of the representations and warranties of the other party, the performance by the other party of its obligations under the Merger Agreement and the absence of a material adverse effect with respect to the other party. In addition, the Company’s obligation to consummate the Merger is subject to (1) the Tangible Book Value as of the last day of the month ended prior to the Effective Time being not less than $79,000,000, and (2) holders of not more than 5% of the outstanding shares of Home State’s common stock having duly exercised their dissenters’ rights under Article 113 of the Colorado Business Corporation Act.

The Merger Agreement provides certain customary termination rights for both the Company and Home State, including if the closing of the Merger has not occurred on or before 270 days following the date of the Merger Agreement, or 330 days following the date of the Merger Agreement if certain regulatory and other approvals have not been received. Among other termination rights, the Company may terminate the Merger Agreement if, on the business day immediately following the tenth day immediately preceding the Closing Date, the Guaranty Average Closing Price is above certain agreed-upon price thresholds, unless Home State determines to decrease the amount of Company Stock to be received in the Merger pursuant to the terms of the Merger Agreement. Home State has the right to terminate the Merger Agreement if on the business day immediately following the tenth day immediately preceding the Closing Date, the Guaranty Average Closing Price is below certain agreed-upon price thresholds, unless the Company determines to increase the amount of Company Stock to be issued in the Merger pursuant to the terms of the Merger Agreement.

The Merger Agreement also provides that upon termination of the Merger Agreement by the Company under certain circumstances, including Home State failing to convene a meeting of its shareholders to consider and approve the Merger, the Merger Agreement and the transactions contemplated therein or breaching the Standstill Provision, Home State will be obligated to pay the Company a termination fee of $4.5 million, plus the aggregate amount of the Company’s expenses incurred in connection with the Merger, provided that the aggregate amount of such expenses shall not exceed $500,000. The Merger Agreement provides that upon termination of the Merger Agreement by Home State under certain circumstances, including the Company failing to hold a meeting of its stockholders to consider the Merger, the Merger Agreement and the transactions contemplated therein, or the Company failing to put in place financing arrangements prior to the Closing Date, the Company will be obligated to pay Home State all expenses incurred by Home State in connection with the Merger, provided that the aggregate amount of such expenses shall not exceed $500,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement is attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Guaranty Bank, Home State or Home State Bank or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Guaranty Bank, Home State or Home State Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with certain holders of Home State common stock (the “Voting Agreement”). The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 70.4% of the outstanding shares of Home State common stock. The Voting Agreement requires that the shareholders party thereto vote all of their shares of Home State common stock in favor of the Merger and against alternative acquisition proposals. The Voting Agreement will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Item 7.01                                           Regulation FD Disclosure.*

On March 16, 2016 the Company and Home State issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, supplemental information, dated March 16, 2016, relating to the Merger is attached as Exhibit 99.2 to this Current Report on Form 8-K.

* The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 8.01                                           Other Events.

On March 16, 2016, the Company announced that the Company, and the Company’s subsidiary bank, Guaranty Bank, have received investment grade ratings with a stable outlook from Kroll Bond Rating Agency (“KBRA”). KBRA assigned the Company BBB for subordinated debt. Guaranty Bank was assigned A- for deposits and K2 for short-term deposits/debt. The outlook for all ratings was noted as stable. KBRA noted that the ratings were supported by the Company’s “strong credit culture as well as excellent core deposit base and diversified earning streams.” KBRA also noted certain factors that tempered the ratings. A copy of the report is available on Kroll Bond Rating Agency’s website at www.kbra.com.

Additional Information for Stockholders

The Company intends to file the Registration Statement with the SEC. The Registration Statement will include a proxy statement/prospectus, which will be sent to the shareholders of Home State and the stockholders of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge by accessing the Company’s website (www.gbnk.com, under “SEC Filings”) or by contacting Investor Relations at (303) 293-5500.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements, including statements with respect to the expected benefits of the Merger and the timing of the Merger, are predictions and that actual events or results may differ materially. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those we may expect, including, but not limited to: economic, political and market conditions and fluctuations; competition; the possibility that the expected benefits related to the Merger may not materialize as expected; the Merger not being timely completed, if completed at all; prior to the completion of the Merger, Home State’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; governmental approval of the Merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; conditions to the closing of the Merger may not be satisfied; and other factors identified in our filings with the Securities and Exchange Commission (the “SEC”). For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the SEC on February 17, 2016.

Forward-looking statements speak only as of the date made and the Company undertakes no duty to update such information.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Reorganization dated March 16, 2016*
Exhibit 99.1	Press Release dated March 16, 2016
Exhibit 99.2	Investor Presentation dated March 16, 2016

* The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  March 16, 2016